    As filed with the Securities and Exchange Commission on April 25, 1997
                                             Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                 FORM S-8/S-3
                            REGISTRATION STATEMENT
(INCLUDING REGISTRATION OF SHARES FOR RESALE BY MEANS OF A FORM S-3 PROSPECTUS)
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                             AURUM SOFTWARE, INC.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                               ---------------


        DELAWARE                                         77-0292260
        --------                                         ----------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)


                               3385 SCOTT BLVD.
                             SANTA CLARA, CA 95054
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                                1995 STOCK PLAN
                           1996 DIRECTOR OPTION PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLANS)

                               ---------------

                              CHRISTOPHER L. DIER
                            CHIEF FINANCIAL OFFICER
                             AURUM SOFTWARE, INC.
                               3385 SCOTT BLVD.
                             SANTA CLARA, CA 95054
                                (408) 986-8100
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ---------------

                                  Copies to:
                            DOUGLAS H. COLLOM, ESQ.
                           ROBERT F. KORNEGAY, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050
                                (415) 493-9300

====================================================================================================================================

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                     TITLE OF                                                     PROPOSED        PROPOSED
                    SECURITIES                                   MAXIMUM           MAXIMUM         MAXIMUM
                      TO BE                                       AMOUNT          OFFERING        AGGREGATE       AMOUNT OF
                    REGISTERED                                    TO BE           PRICE PER       OFFERING      REGISTRATION
                                                               REGISTERED(1)        SHARE           PRICE           FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
  Issued under 1992 Restricted Stock Purchase Plan.........    827,579 Shares     $  0.25 (2)    $   206,895     $    62.70
  Issued under 1993 Stock Option Plan......................        297 Shares     $  0.80 (3)    $       238     $     0.07
  To be issued under 1995 Stock Plan.......................  1,869,405 Shares     $ 11.83 (4)    $22,115,061     $ 6,701.53
  Issued under 1995 Stock Plan.............................  2,450,290 Shares     $  9.30 (5)    $22,787,697     $ 6,905.36
  Issued under Consultant Stock Purchase Agreements........     12,502 Shares     $  6.00 (6)    $    75,012     $    22.73
  To be issued under 1996 Employee Stock Purchase Plan.....    300,000 Shares     $ 13.60 (7)    $ 4,080,000     $ 1,236.36
  To be issued under 1996 Director Option Plan.............    150,000 Shares     $ 11.83 (8)    $ 1,774,500     $   537.73
          TOTAL                                              5,610,073 Shares                    $51,039,403     $15,466.48
====================================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into seven subtotals.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $0.25 per share covering 827,579 shares issued under the Registrant's 1992 Restricted Stock Purchase Plan, which plan is now terminated.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the exercise price of $0.80 per share covering 297 shares issued under the Registrant's 1993 Stock Option Plan, which plan is now terminated.

(4) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. The estimated exercise price of $11.83 per share was computed in accordance with Rule 457 by averaging the high and low prices of one share of the Registrant's Common Stock as reported by the Nasdaq National Market on April 18, 1997.

(5) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $9.30 per share covering 2,450,290 shares issued under the 1995 Stock Plan.

(6) Computed in accordance with Rule 457(h) under the Securities Act of 1933. such computation is based on the purchase price of $6.00 per share covering 12,502 shares issued pursuant to Consultant Stock Purchase Agreements.

(7) The exercise price of $13.60 per share, computed in accordance with Rule 457(h) under the Securities Act of 1933, is 85% of the initial public offering price as set forth in the final prospectus relating to the Company's Registration Statement on Form SB-2, which the Commission declared effective on October 28, 1996. Such date is the initial Enrollment Date under the 1996 Employee Stock Purchase Plan. Pursuant to Section 2J of the 1996 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or on the Exercise Date.

(8) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on an estimated exercise price of $11.83 per share covering 150,000 authorized but unissued shares. The estimated exercise price of $11.83 per share was computed in accordance with Rule 457 by averaging the high and low prices of one share of the Registrant's Common Stock as reported by the Nasdaq National Market on April 18, 1997.

PROSPECTUS

                             AURUM SOFTWARE, INC.

                               1,672,804 SHARES

                                 COMMON STOCK

                                 -------------

     This Prospectus relates to 1,672,804 shares of the Common Stock (the "Common Stock") of Aurum Software, Inc. (the "Company"), a Delaware Corporation, which may be offered from time to time by Selling Stockholders (the "Selling Stockholders") for their own accounts. It is anticipated that the Selling Stockholders will offer shares for sale at prevailing prices on the Nasdaq National Market on the date of sale. The Company will receive no part of the proceeds from sales made hereunder. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by the Company in connection with the registration and offering and not borne by the Selling Stockholders will be borne by the Company. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

                                 -------------

     Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock is traded on the Nasdaq National Market (Nasdaq Symbol:
AURM). On April 24, 1997, the last reported sale price of the Common Stock was $13.625 per share.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                 -------------

                 The date of this Prospectus is April 25, 1997

     No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to Christopher L. Dier, Chief Financial Officer, Aurum Software, Inc., 3385 Scott Blvd., Santa Clara, California 95054. The Company's telephone number at that location is (408) 986-8100.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511 and Seven World Trade Center, 13th Floor, New York, NY 10048. Copies of such material may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov. The Company's Common Stock is traded on the Nasdaq National Market. The foregoing materials are also available for inspection at the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.

     This prospectus contains information concerning the Company and the sale of its Common Stock by the Selling Stockholders, but does not contain all the information set forth in the Registration Statement which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, including various exhibits, may be inspected at the Commission's office in Washington, D.C.

                                  THE COMPANY

     The Company was incorporated in California in 1991 and reincorporated in Delaware in 1996. Unless the context otherwise requires, references to "Aurum" and the "Company" refer to Aurum Software, Inc., a Delaware corporation, and its predecessor, Aurum Software, Inc., a California corporation. The Company's principal executive offices are located at 3385 Scott Blvd., Santa Clara, California 95054, and its telephone number is (408) 986-8100.


                              SELLING STOCKHOLDERS

     Except as otherwise set forth below, none of the Selling Stockholders is an executive officer or director of the Company, and none of the Selling Stockholders beneficially owns, individually or in the aggregate, more than 1% of the outstanding Common Stock of the Company prior to this offering. All of the shares of Common Stock beneficially owned by the Selling Stockholders were issued upon exercise of stock options granted under either the Company's 1993 Stock Option Plan or 1995 Stock Plan or purchased pursuant to the 1992 Restricted Stock Purchase Plan or Consultant Stock Purchase Agreements. The following table identifies the names of the Selling Stockholders and the number of shares of Common Stock to be sold by them pursuant to this Prospectus.

                                                   NUMBER OF SHARES
                                 NAME                BEING OFFERED (1)
                ---------------------------------  ----------------
                Valerie Anderson.................        7,500
                Prabhat Andleigh.................        5,683
                Sienna Apis......................           92
                Robert Baptist...................          625
                Michael Barnwell.................        1,240
                William Bernart..................          625
                Joseph Brilando..................        2,063
                Mike Bristol.....................          212
                Byrd Britt.......................        3,750
                Russell Brown....................          131
                David Bruemmer...................        2,500
                Dean Brunette....................          132
                David D. Buchanan(2).............      174,091
                Susan K. Buchanan(3).............      174,091
                Timothy E. Campbell(4)...........       50,000
                Jennifer Carter..................        2,500
                Yuchin Chang.....................          206
                Robert Chewey....................        1,000
                Wanda Chung......................          250
                Mary Coleman(5)..................      458,047
                Richard Cowden...................        5,250
                Scott Cozzo......................          750


                                                   NUMBER OF SHARES
                                 NAME                BEING OFFERED
                --------------------------------   ----------------
                Carol Crowe.....................         1,897
                Noemi DeBodisco.................         3,500
                Devine & Virnig.................         7,500
                Christopher L. Dier(6)..........        26,250
                Kimlan Do.......................            92
                Charles Donchess................        32,881
                Andrew Dreisch..................        25,001
                Marc Eichenholtz................           198
                Kathleen Fitzgerald.............        18,084
                Susan Foley.....................        12,500
                Fawn Frank......................           228
                Karen Franklin..................            35
                Jeffrey Galea...................         7,500
                Lisa Ganson.....................           875
                Thomas Gregory..................         1,042
                Bruce Harrison..................         1,313
                Harvey Hendler..................         3,000
                Renee Hirsch....................         1,625
                James Hughes....................        14,000
                Philip Ifkovits.................           510
                Steven Jordan...................           588
                Sean Kelly......................         5,250
                Krista Kendall..................         1,250
                Kamal Khosla....................         2,050
                James Kirby.....................         1,150
                Martin Kral.....................         4,375
                C.J. Kurtz......................         3,000
                Dirk Lapaglia...................         2,500
                Robert Lauridsen................           588
                Joshua Leslie...................         1,913
                Mark Leslie(7)..................         6,855
                Seth Leslie.....................         1,913
                Cynthia Levy....................         5,251
                Elaine Lin......................         3,752
                Yu Lin..........................         3,751
                Beverly Lindenberger............            88
                James Liu.......................            67
                Richard Louie...................           632
                Keh-Yueh Lu.....................           105
                James Lui.......................           105
                Tuoc Luong(8)...................       156,530
                Terrence Lydon..................        17,456
                Brook Mantia....................           250
                Rose Martin.....................            63
                Denise Matsuoka.................           250
                John Mayer......................        16,250
                Rama McIntosh...................           157
                Thomas McKneight................        16,780
                Gregory McLemore................        17,501
                Patricia Meeker.................         1,301
                Robert Meinhardt................           250
                Alan Meyers.....................         6,251
                Kylene Miller...................           296



                                                   NUMBER OF SHARES
                                 NAME                BEING OFFERED
                --------------------------------   ----------------
                Christopher Moen................         1,875
                Peter Mork......................        46,876
                Deborah Murray..................         1,219
                Gillian Murray..................           188
                Stephen Plume...................           700
                Stephen Prevost.................           625
                Tracey Prim.....................           905
                Brenda Probasco.................           750
                Mabs Rahman.....................           277
                Dwain Reasoner..................         1,840
                Georgina Robinson...............            68
                Randy Rogensack.................        30,967
                Mickey Saegesser................           729
                Bruce Sandell...................           246
                R.C. Search.....................         2,314
                Faysal Shaarani.................            94
                Claudia Smiley..................           110
                Robert Smiley...................           919
                Linda Smith.....................           750
                Theresa Snyder..................           221
                Debra Staab.....................         2,569
                Steven Stubbs...................           250
                Thord Sundstrom.................           750
                Solomon Tan.....................           250
                James Taylor....................            50
                David Teich.....................            67
                James W. Thanos(9)..............       154,735
                Laura Thompson..................         9,375
                Nicole Tilton...................           375
                Roger Turnham...................         2,030
                Pasko Varnica...................           505
                Lee Walker......................           356
                Duane Wandless..................           307
                Jun Wang........................           225
                Jeffrey Webber(10)..............        20,814
                Jeffrey Whipple.................         1,500
                Susan Williams..................         3,751
                Brigitte Wilson.................        51,185
                Noah Woodman....................         3,750
                Dennis Woynerowski..............           250
                Mary Zones......................           750
                                                     ---------
                    TOTAL                            1,672,804


 (1) Options granted under the Company's 1995 Stock Plan (as in effect prior to the Company's initial public offering) were exercisable immediately upon grant and prior to full vesting, subject to the optionee's entering a restricted stock purchase agreement with the Company with respect to any unvested shares. Under such agreement, the optionee grants the Company an option to repurchase any unvested shares at their original purchase price in the event the optionee's employment or consulting relationship with the Company should terminate. The 1995 Stock Plan was amended in connection with the Company's initial public offering such that future grants will not include an early exercise provision.

 (2) Mr. Buchanan is an Executive Vice President and director of the Company. As of April 25, 1997 and prior to this offering, Mr. Buchanan beneficially owned 763,467 shares of Common Stock, equal to approximately 6.6% of the outstanding Common Stock of the Company. Up to a total of 174,091 shares presently owned by Mr. Buchanan may be sold by Mr. Buchanan pursuant to this Prospectus.

 (3)  Ms. Buchanan is an Executive Vice President of the Company. As of
      April 25, 1997 and prior to this offering, Ms. Buchanan beneficially owned 763,467 shares of Common Stock, equal to approximately 6.6% of the outstanding Common Stock of the Company. Up to a total of 174,091 shares presently owned by Ms. Buchanan may be sold by Ms. Buchanan pursuant to this Prospectus.

 (4)  Mr. Campbell is the Company's Vice President, Client Services. As of
      April 25, 1997 and prior to this offering, Mr. Campbell beneficially owned 83,125 shares of Common Stock, including 32,500 shares immediately issuable upon exercise of outstanding options under the Company's 1995 Stock Plan and equal in the aggregate to less than 1% of the outstanding Common Stock of the Company. Up to a total of 50,000 shares presently owned by Mr. Campbell may be sold by Mr. Campbell pursuant to this Prospectus.

 (5) Ms. Coleman is the Company's President and Chief Executive Officer and a member of its Board of Directors. As of April 25, 1997 and prior to this offering, Ms. Coleman beneficially owned 458,547 shares of Common Stock, equal to approximately 4.0% of the outstanding Common Stock of the Company. Up to a total of 458,047 shares presently owned by Ms. Coleman may be sold by Ms. Coleman pursuant to this Prospectus.

 (6) Mr. Dier is the Company's Vice President, Finance and Chief Financial Officer. As of April 25, 1997 and prior to this offering, Mr. Dier beneficially owned 91,849 shares of Common Stock, including options to acquire 65,224 shares immediately issuable upon exercise of outstanding options under the Company's 1995 Stock Plan and equal in the aggregate to less than 1% of the outstanding Common Stock of the Company. Up to a total of 26,250 shares presently owned by Mr. Dier may be sold by Mr. Dier pursuant to this Prospectus.

 (7) Mr. Leslie is a member of the Company's Board of Directors. As of April 25, 1997 and prior to this offering, Mr. Leslie beneficially owned 29,043 shares of Common Stock, including an option to acquire 18,750 shares immediately issuable upon exercise of an outstanding option under the Company's 1995 Stock Plan and equal in the aggregate to less than 1% of the outstanding Common Stock of the Company. Up to a total of 6,855 shares presently owned by Mr. Leslie may be sold by Mr. Leslie pursuant to this Prospectus.

 (8) Mr. Luong is the Company's Vice President, Engineering. As of April 25, 1997 and prior to this offering, Mr. Luong beneficially owned 156,780 shares of Common Stock, equal to approximately 1.3% of the outstanding Common Stock of the Company. Up to a total of 156,530 shares presently owned by Mr. Luong may be sold by Mr. Luong pursuant to this Prospectus.

 (9) Mr. Thanos is the Company's Vice President, Worldwide Operations. As of April 25, 1997 and prior to this offering, Mr. Thanos beneficially owned 154,735 shares of Common Stock, equal to approximately 1.3% of the Company's outstanding Common Stock as of April 25, 1997.

(10) Mr. Webber is a member of the Company's Board of Directors. As of April 25, 1997 and prior to this offering, Mr. Webber beneficially owned 23,627 shares of Common Stock, equal to less than 1% of the outstanding Common Stock of the Company. Up to a total of 20,814 shares presently owned by Mr. Webber may be sold by Mr. Webber pursuant to this Prospectus.


                              PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the shares offered hereby from time to time in the Nasdaq National Market and that sales will be made at prices prevailing in the Nasdaq National Market at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. Further, the Selling Stockholders may choose to dispose of the shares offered hereby by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

     Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

   The Company has advised the Selling Stockholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales in the market and has informed them of the possible need for delivery of copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

   Upon the Company's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Stockholders, the commissions paid or discounts or concessions allowed by the Selling Stockholders to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

   Any securities covered by this Prospectus which qualify for sale pursuant to Rules 144 and 701 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus. In general, under Rule 144 as in effect beginning April 29, 1997, a person (or persons whose shares are aggregated), including any person who may be deemed to be an "affiliate" of the Company, is entitled to sell within any three month period "restricted shares" beneficially owned by him or her in an amount that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in shares of Common Stock during the four calendar weeks preceding such sale, provided that at least one year has elapsed since such shares were acquired from the Company or an affiliate of the Company. Sales are also subject to certain requirements as to the manner of sale, notice and availability of current public information regarding the Company. However, a person who has not been an "affiliate" of the Company at any time within three months prior to the sale is entitled to sell his or her shares without regard to the volume limitations or other requirements of Rule 144, provided that at least two years have elapsed since such shares were acquired from the Company or an affiliate of the Company. In general, under Rule 701 as currently in effect, any employee, consultant or advisor of the Company who purchases shares from the Company in connection with a compensatory stock or option plan or other written agreement related to compensation is eligible to resell such shares 90 days after October 28, 1996, the effective date of the registration statement relating to the Company's initial public offering in reliance on Rule 144, but without compliance with certain restrictions contained in Rule 144.

     There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.


                            SECURITIES TO BE OFFERED

     The Shares offered hereby are shares of Common Stock, $.001 par value, of the Company. Each share of such Common Stock entitles the holder to one vote on matters submitted to a vote of the stockholders, a pro rata share of such dividends as may be declared on the Common Stock, and a pro rata share of assets remaining available for distribution to stockholders upon a liquidation of the Company. Such Common Stock is not convertible and has no preemptive rights. While the Board of Directors has authority, within certain limitations, to issue shares of Preferred Stock which would have one or more preferences over the Common Stock, no Preferred Stock is currently outstanding and the Company has no present plans to issue any Preferred Stock.


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation limits the monetary liability of its directors to the Company or its stockholders for breach of such director's fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") or, if the DGCL is not applicable, to the fullest extent permissible under applicable law. In addition, the Certificate of Incorporation authorizes the Company by bylaw, agreement, or otherwise to indemnify directors, officers, employees and agents in excess of the indemnification permitted by applicable law.

     Under the Company's by-laws, each person who was or is a party or is threatened to be made a party to, or is involved in, any proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL against all costs, charges, expenses, liabilities and losses (including attorney's fees) reasonably incurred or suffered by such person in connection with such proceeding. Such right to indemnification includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Board of Directors has discretion to provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. The foregoing right to indemnification and advancement of expenses under the Company's by-law provisions are not exclusive of any other right which any person may have or acquire under the Company's charter, any statute, agreement or otherwise.

     In addition, the Company has entered into indemnification agreements with each of its directors and executive officers and has obtained a directors' and officers' liability insurance policy that insures such persons against the cost of defense, settlement or payment of judgments under certain circumstances.

     Pursuant to that certain Underwriting Agreement dated October 28, 1996 among the Company and the underwriters of the Company's initial public offering, the Company's officers and directors and other persons who control the Company are indemnified against any and all losses, claims, damages or liabilities to which such persons may become subject under the Securities Act, Exchange Act, and common law which arise out of any untrue statement regarding or omission of a material fact contained in the registration statement for such initial public offering if such statement or omission was made in reliance upon and in conformity with information provided to the Company in writing by any underwriter of the Company's initial public offering.


                     INFORMATION INCORPORATED BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     (1) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed October 3, 1996 pursuant to
Section 12(g) of the Exchange Act.

     (2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed March 31, 1997 pursuant to Section 13 of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                            AURUM SOFTWARE, INC.
                     REGISTRATION STATEMENT ON FROM S-8

                                   PART II

               INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Prospectus the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

     (1) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed October 3, 1996 pursuant to
Section 12(g) of the Exchange Act.

     (2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed March 31, 1997 pursuant to Section 13 of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of the date of this Prospectus, a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, and investment partnershps of which members of such firm are partners, beneficially own 11,009 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation limits the monetary liability of its directors to the Company or its stockholders for breach of such director's fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL") or, if the DGCL is not applicable, to the fullest extent permissible under applicable law. In addition, the Company's charter authorizes the Company by bylaw, agreement or otherwise to indemnify directors, officers, employees and agents in excess of the indemnification permitted by applicable law.

     Under the Company's by-laws, each person who was or is a party or is threatened to be made a party to, or is involved in, any proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the DGCL against all costs, charges, expenses, liabilities and losses (including attorney's fees) reasonably incurred or suffered by such person in connection with such proceeding. Such right to indemnification includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Board of Directors has discretion to provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. The foregoing right to indemnification and advancement of expenses under the Company's by-laws is not exclusive of any other right which any person may have or acquire under the Company's charter, any statute, agreement or otherwise.

     In addition, the Company has entered into indemnification agreements with each of its directors and executive officers and has obtained a directors' and officers' liability insurance policy that insures such persons against the cost of defense, settlement or payment of judgments under certain circumstances.

     Pursuant to that certain Underwriting Agreement dated October 28, 1996, among the Company and the underwriters of the Company's initial public offering, the Company's officers and directors and other persons who control the Company are indemnified against any and all losses, claims, damages or liabilities to which such persons may become subject under the Securities Act, Exchange Act, and common law which arise out of any untrue statement regarding or omission of a material fact contained in the registration statement for such initial public offering if such statement or omission was made in reliance upon and in conformity with information provided to the Company in writing by any underwriter of the Company's initial public offering.

     See also the undertakings set out in the response to Item 9 herein.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The issuance of the shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with the Company, to information about the Registrant.

ITEM 8.  EXHIBITS.

     Exhibit
     Number                         Description
     -------   ---------------------------------------------------------
       5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation.
      10.2+    1995 Stock Plan, as amended, and form of Stock Option Agreement thereunder.
      10.3*    1996 Director Option Plan and form of Director Stock Option
               Agreement thereunder.
      10.4*    1996 Employee Stock Purchase Plan and forms of agreement
               thereunder.
      23.1     Consent of counsel (contained in Exhibit 5.1).
      23.2     Consent of Independent Accountants.
      25.1     Power of Attorney (see page II-4).

      ------------------------------
      * Incorporated by reference to the exhibit bearing the same number filed with the Company's Registration Statement on Form SB-2, as amended (No. 333-11947), which the Securities and Exchange Commission declared effective on October 28, 1996.

      + Incorporated by reference to the exhibit bearing the same number filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission on March 31, 1997.

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to applicable law, the Company's Certificate of Incorporation, Bylaws or indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 25th day of April, 1997.

                                        AURUM SOFTWARE, INC.


                                        By: /s/ CHRISTOPHER L. DIER
                                           --------------------------
                                           Christopher L. Dier
                                             Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary E. Coleman and Christopher L. Dier, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8/S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                       Title                       Date
--------------------------    ------------------------------   ---------------
/s/ MARY E. COLEMAN           President, Chief Executive        April 25, 1997
--------------------------    Officer and Director
Mary E. Coleman               (Principal Executive Officer)


/s/ CHRISTOPHER L. DIER       Chief Financial Officer           April 25, 1997
--------------------------    (Principal Financial
Christopher L. Dier           and Accounting Officer)


/s/ ROBERT M. OBUCH           Director                          April 25, 1997
--------------------------
Robert M. Obuch


/s/ OLIVER D. CURME           Director                          April 25, 1997
--------------------------
Oliver D. Curme


/s/ JEFFREY T. WEBBER         Director                          April 25, 1997
--------------------------
Jeffrey T. Webber


/s/ DAVID D. BUCHANAN         Director                          April 25, 1997
--------------------------
David D. Buchanan


/s/ ROBERT J. LOARIE          Director                          April 25, 1997
--------------------------
Robert J. Loarie


/s/                           Director                          April 25, 1997
--------------------------
Charles C. Wu


/s/ MARK LESLIE               Director                          April 25, 1997
--------------------------
Mark Leslie

                               INDEX TO EXHIBITS

     Exhibit                                                                                     Sequentially
     Number                               Description                                            Numbered Page
     -------   -------------------------------------------------------------------------------   -------------
       5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation...........
      10.2+    1995 Stock Plan, as amended, and form of Stock Option Agreement thereunder......................................................................
      10.3*    1996 Director Option Plan and form of Director Stock Option Agreement thereunder......................................................................
      10.4*    1996 Employee Stock Purchase Plan and forms of agreement thereunder.............
      23.1     Consent of counsel (contained in Exhibit 5.1)...................................
      23.2     Consent of Independent Accountants..............................................
      25.1     Power of Attorney (see page II-4)...............................................

----------------------------
* Incorporated by reference to the exhibit bearing the same number filed with the Company's Registration Statement on Form SB-2, as amended (No. 333-11497), which the Securities and Exchange Commission declared effective on October 28, 1996.

+ Incorporated by reference to the exhibit bearing the same number filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Securities and Exchange Commission on March 31, 1997.